Exhibit 99.1

TRIBUNE PUBLISHING REPORTS FIRST QUARTER 2019 RESULTS

Company Delivers Year-Over-Year Revenue Growth Driven by Continued Increases in Digital Subscribers

Ongoing Cost Management Efforts Support Improved Profitability

CHICAGO, May 8, 2019 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ:TPCO) today announced financial results for the first quarter ended March 31, 2019. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the Los Angeles Times, the San Diego Union-Tribune and other assets of the California News Group (collectively, the “California properties”) and forsalebyowner.com.

First Quarter 2019 Highlights:

•	Total revenues increased to $244.5 million, up 2.6% year-over-year

•
Net loss attributable to Tribune Publishing common stockholders decreased to $4.7 million, or $0.13 per share, in the first quarter of 2019 compared to a net loss of $14.6 million, or $0.42 per share in the first quarter of 2018

•	Adjusted EBITDA increased to $21.3 million, up $12.8 million year-over-year

•	Digital content revenues increased 43% compared to the first quarter of 2018

•	Digital-only subscribers increased 45% to 283,000 at the end of the first quarter 2019, up from 195,000 at the end of the first quarter 2018

Timothy P. Knight, Tribune Publishing Chief Executive Officer and President, said, “Tribune Publishing is off to a very strong start to 2019. Our focus on driving digital content revenue growth, coupled with the cost management actions we implemented in late 2018, enabled us to deliver significant year-over-year improvement in Adjusted EBITDA, exceeding our expectations for the quarter and laying a solid foundation for our future.”

Mr. Knight continued, “I am pleased to report that we delivered growth across our digital subscription, commerce and content syndication operations in the first quarter, reflecting the success of our continued efforts to expand digital-only subscribers and revenue. Importantly, we have delivered nineteen consecutive quarters of digital subscription volume and revenue growth across the Tribune Publishing portfolio, and the Chicago Tribune reached a key milestone by surpassing 100,000 paid digital subscribers - an achievement we proudly announced last week.”

“The foundation for these accomplishments is the remarkable performance of our newsrooms. They continue to produce a wide range of journalism that is valued by the communities they serve. We are also very pleased that the South Florida Sun Sentinel was awarded the 2019 Pulitzer Prize for Public Service for its extensive coverage of the Parkland School shooting, coverage that served to make schools safer both in Parkland and across the country. The Annapolis Capital Gazette was also honored with a Special Citation for its courageous reporting following the June attack on its own offices that killed five of its employees. The Pulitzer Board’s recognition of both of these distinguished titles is a testimony to the hard work and talent of our journalists, and we are deeply appreciative of their efforts.” Mr. Knight said.

First Quarter 2019 Results
First quarter 2019 total revenues were $244.5 million, up $6.1 million or 2.6% compared to $238.4 million for the first quarter 2018. Revenues for the first quarter 2019 include $24.1 million attributable to one extra operating month in the quarter for BestReviews compared to the prior year period, the contribution from the Virginian-Pilot Media Companies (“VPMC”) acquisition and revenue associated with the Company’s Transition Service Arrangement with the California properties.

First quarter 2019 total advertising revenue and digital advertising revenue were $96.8 million and $20.8 million, respectively.

Total operating expenses, including depreciation and amortization, in the first quarter of 2019 were $251.9 million, down 6.5%, compared to $269.4 million in the first quarter of 2018. The decrease resulted from the Company’s ongoing strong cost management partially offset by the impact of the BestReviews and VPMC acquisitions.

Net loss from continuing operations was $4.7 million in the first quarter of 2019, compared to a loss of $28.1 million in the first quarter of 2018.

Adjusted EBITDA was $21.3 million in the first quarter of 2019, which grew by $12.8 million versus the first quarter of 2018. The year-over-year increase is primarily driven by strong expense management and growth in digital content revenue.

For the quarter ended March 31, 2019, capital expenditures totaled $3.9 million. Cash balance at March 31, 2019, was $142.2 million, which includes $43.9 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses (except digital subscription revenues when bundled with a print subscription) and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third-party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for M and X for the first quarters of 2019 and 2018.

M
First quarter 2019 M total revenues were $198.0 million, down 3.0% compared to the first quarter of 2018. Excluding the impact of the Virginian-Pilot, revenue was down 8.8%.

First quarter 2019 operating expenses for M decreased 9.9% compared to the prior-year quarter, driven primarily by cost reduction actions, partially offset by expenses related to the VPMC business.

First quarter 2019 income from operations for M was $13.8 million and Adjusted EBITDA was $23.8 million.

X
Total revenues for X for the first quarter of 2019 were $39.6 million, up 12.6%, primarily driven by the impact of the VPMC and BestReviews businesses, as well as core growth in Digital Only Subscription revenue. Content revenues in the first quarter of 2019, which includes digital-only subscriptions, content syndication and commerce revenues, increased by 43.2% year-over-year. Excluding the impact of the VPMC and BestReviews acquisitions, content revenues would have been up organically 20.0%.

First quarter 2019 operating expenses for X increased 25.2% compared to the prior-year quarter, driven primarily by resources and associated costs shifting to X from M, increased expenses associated with the BestReviews and VPMC businesses and an increase in restructuring costs due to organizational changes implemented in the first quarter of 2019.

First quarter 2019 loss from operations for X was $5.2 million versus a loss of $0.6 million in the first quarter of 2018 and Adjusted EBITDA was $2.5 million, down $3.4 million compared to the first quarter of 2018.

Digital-only subscribers grew to 283,000, up 45% from the prior year and up 13% sequentially from the fourth quarter of 2019.

2019 Outlook
For the full year, the Company reaffirms its previously provided Adjusted EBITDA guidance range of $101 million to $105 million.

For the second quarter of 2019, the Company expects total revenues to range from $240 million to $245 million and Adjusted EBITDA to range from $20 million to $21 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s first quarter 2019 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, May 8, 2019. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 1427598. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone, until May 15, 2019, by dialing 855.859.2056 (404.537.3406 for international callers), and entering conference ID 1427598.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking. Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ:TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal, and is the majority owner of the product review website BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Terry Jimenez
Tribune Publishing, EVP/CFO
312.222.5787
tjimenez@tribpub.com

Media Contact:
Tilden Katz
Tribune Publishing Corporate Communications
312.606.2614
tilden.katz@fticonsulting.com
Source: Tribune Publishing

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Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Loss from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Loss from Continuing Operations to Adjusted Net Income (Loss) from continuing operations and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three Months Ended
	March 31, 2019	April 1, 2018

Operating revenues	$244,525	$238,366

Operating expenses	251,927	269,444

Income (loss) from operations	(7,402)	(31,078)

Interest income (expense), net	220	(6,564)
Loss on equity investments, net	(487)	(729)
Other income, net	73	3,663
Loss from continuing operations before income taxes	(7,596)	(34,708)
Income tax benefit	(2,882)	(6,637)
Net loss from continuing operations	(4,714)	(28,071)
Income from discontinued operations, net of taxes	—	13,706
Net loss	(4,714)	(14,365)
Less: Income (loss) attributable to non-controlling interests	(39)	262
Net loss attributable to Tribune common stockholders	$(4,675)	$(14,627)

Net loss attributable to Tribune per common share - Basic
Loss from continuing operations	$(0.13)	$(0.81)
Income (loss) from discontinued operations	—	0.39
Net income attributable to Tribune per common share - Basic	$(0.13)	$(0.42)

Net loss attributable to Tribune per common share - Diluted
Loss from continuing operations	$(0.13)	$(0.81)
Income from discontinued operations	—	0.39
Net income attributable to Tribune per common share - Diluted	$(0.13)	$(0.42)

Weighted average shares outstanding:
Basic	35,628	34,801
Diluted	35,628	34,801

TRIBUNE PUBLISHING COMPANY
SEGMENT INFORMATION
(In thousands) (Unaudited)
Preliminary
The tables below show the segmentation of income and expenses for the three months ended March 31, 2019 as compared to the three months ended April 1, 2018. Each period consists of 13 weeks.

	M		X		Corporate and Eliminations		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018
Total revenues	$198,025	$204,211	$39,583	$35,144	$6,917	$(989)	$244,525	$238,366
Operating expenses	184,227	204,411	44,783	35,755	22,917	29,278	251,927	269,444
Income (loss) from operations	13,798	(200)	(5,200)	(611)	(16,000)	(30,267)	(7,402)	(31,078)
Depreciation and amortization	6,286	3,972	2,177	4,549	3,621	3,925	12,084	12,446
Adjustments	3,686	4,877	5,555	1,950	7,366	20,344	16,607	27,171
Adjusted EBITDA	$23,770	$8,649	$2,532	$5,888	$(5,013)	$(5,998)	$21,289	$8,539

Segment M	Three Months Ended
	March 31, 2019	April 1, 2018	% Change
Operating revenues:
Advertising	$75,932	$82,742	(8.2%)
Circulation	86,670	84,626	2.4%
Other	35,423	36,843	(3.9%)
Total revenues	198,025	204,211	(3.0%)
Operating expenses	184,227	204,411	(9.9%)
Income (loss) from operations	13,798	(200)	*
Depreciation and amortization	6,286	3,972	58.3%
Adjustments	3,686	4,877	(24.4%)
Adjusted EBITDA	$23,770	$8,649	*

Segment X	Three Months Ended
	March 31, 2019	April 1, 2018	% Change
Operating revenues:
Advertising	$20,836	$22,050	(5.5%)
Content	18,747	13,094	43.2%
Total revenues	39,583	35,144	12.6%
Operating expenses	44,783	35,755	25.2%
Loss from operations	(5,200)	(611)	*
Depreciation and amortization	2,177	4,549	(52.1%)
Adjustments	5,555	1,950	*
Adjusted EBITDA	$2,532	$5,888	(57.0%)

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	March 31, 2019	December 30, 2018
Assets
Current Assets:
Cash	$98,206	$97,560
Accounts receivable	111,618	145,463
Inventories	9,267	9,587
Prepaid expenses and other	20,605	18,197
Total current assets	239,696	270,807
Net Properties, Plant and Equipment	134,086	144,963
Other Assets
Goodwill	233,120	236,492
Intangible assets, net	74,780	77,229
Software, net	26,168	27,117
Lease right of use assets	112,393	—
Restricted cash	43,947	43,947
Other long-term assets	29,085	30,418
Total other assets	418,545	310,857
Total assets	$792,327	$726,627

Liabilities and Equity
Current Liabilities
Accounts payable	$53,098	$70,555
Employee compensation and benefits	41,895	61,001
Deferred revenue	49,814	51,114
Current portion of long-term lease liability	26,393	—
Current portion of long-term debt	405	405
Other current liabilities	20,542	21,203
Liabilities associated with assets held for sale	6,249	6,249
Total current liabilities	198,396	210,527
Non-Current Liabilities
Long-term lease liability	112,610	—
Workers’ compensation, general liability and auto insurance payable	25,674	30,606
Pension and postretirement benefits payable	19,096	20,150
Deferred rent	—	25,424
Long-term debt	6,775	6,799
Other obligations	17,546	20,053
Total non-current liabilities	181,701	103,032
Noncontrolling Equity Interest	39,717	39,756
Equity
Total stockholders' equity	372,513	373,312
Total liabilities and equity	$792,327	$726,627

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Loss From Continuing Operations to Adjusted EBITDA:

	Three Months Ended
	Mar 31, 2019	Apr 1, 2018	% Change
Net loss from continuing operations	$(4,714)	$(28,071)	(83.2%)
Income tax expense	(2,882)	(6,637)	(56.6%)
Interest (income) expense, net	(220)	6,564	*
Loss on equity investments, net	487	729	(33.2%)
Other income, net	(73)	(3,663)	(98.0%)
Loss from operations	(7,402)	(31,078)	(76.2%)
Depreciation and amortization	12,084	12,446	(2.9%)
Restructuring and transaction costs (1)	10,870	25,584	(57.5%)
Stock-based compensation	5,737	1,587	*
Adjusted EBITDA	$21,289	$8,539	*
* Represents positive or negative change in excess of 100%

(1) -
Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Same-Business Operating Expenses
Adjusted same-business operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the 2018 acquisitions (e.g. same-business) and the impact of the TSA expenses. Management believes that adjusted same-business operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three Months Ended March 31, 2019			Three Months Ended April 1, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	$97,709	$(18,237)	$79,472	$110,765	$(8,659)	$102,106
Newsprint and ink	16,103	(1,240)	14,863	14,598	—	14,598
Outside services	83,813	(7,676)	76,137	98,982	(20,412)	78,570
Other operating expenses	42,218	(14,400)	27,818	32,653	(1,711)	30,942
Depreciation and amortization	12,084	(12,084)	—	12,446	(12,446)	—

Total operating expenses	$251,927	$(53,637)	$198,290	$269,444	$(43,228)	$226,216
Reconciliation of Loss From Continuing Operations to Adjusted Income (Loss) From Continuing Operations and Adjusted Diluted EPS:
Adjusted net income (loss) from continuing operations is defined as loss from continuing operations- GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Adjusted Diluted EPS computes Adjusted net income (loss) from continuing operations divided by diluted weighted average shares outstanding.
Management believes Adjusted Net income (loss) from continuing operations and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three Months Ended
	March 31, 2019		April 1, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Loss from continuing operations - GAAP	$(4,714)	$(0.13)	$(28,071)	$(0.81)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	7,848	0.22	18,472	0.53
Adjusted income (loss) from continuing operations - Non-GAAP	$3,134	$0.09	$(9,599)	$(0.28)